October 3, 1997



Carson, Inc.
64 Ross Road
Savannah, Georgia 31405

Ladies and Gentlemen:

     We have acted as special council for Carson, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended, of 600,000 shares of Class A Common Stock of the Company ("Common Stock") issuable under the Carson, Inc. 1996 Long-Term Incentive Plan (the "Plan") under a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission").

     In rendering the opinions hereinafter expressed, we have examined originals or copies certified or otherwise identified to our satisfaction of all such records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination we have assumed (and have not verified) (i) that the signatures on all documents which we have examined are genuine, (ii) the authenticity of all documents submitted to us as copies and (iii) the conformity with authentic original documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications of officers of the Company and other appropriate persons.

         Based on the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that when said shares of Common Stock have been registered under the Securities Act of 1933, as amended, and when the Company has received the consideration to be received for said shares in accordance with the provisions of the Plan and said shares of Common Stock have been issued as provided under the Plan, said shares of Common Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.




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                                                        (2)


     The foregoing opinions are limited to matters involving the federal laws of the United States of America, the general corporate law of the State of Delaware and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

         This opinion is addressed to you solely in connection with the matters referred to herein and is not to be relied upon by any other person, except the New York Stock Exchange and the Commission, or for any other purpose.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendment thereto and the Prospectus relating thereto.

                                             Very truly yours,


                                             /s/ Milbank, Tweed, Hadley & McCloy
                                             MILBANK, TWEED, HADLEY & McCLOY